Exhibit 1.A(5)(a)

SECURITY LIFE OF DENVER
INSURANCE COMPANY
                              INSURED:  JOHN DOE
                          POLICY DATE:  March 1, 2000
                        POLICY NUMBER:  67000001


WE AGREE TO PAY the death benefit to the beneficiary upon the death of the insured while this policy is in force.

WE ALSO AGREE to provide the other rights and benefits of the policy. These agreements are subject to the provisions of the policy.

RIGHT TO EXAMINE PERIOD. You have the right to examine and return this policy within 10 days after receipt. The policy may be returned by delivering or mailing it to us at our Customer Service Center or to your registered representative. Immediately upon return it will be deemed void as of the policy date. Upon return of the policy to us, we will refund all premiums paid. If this policy is a replacement policy as defined by state law where this policy is delivered, you have the right to examine and return this policy within 20 days.


          /s/ Gary W. Waggoner          /s/ Stephen M. Christopher

                Secretary                         President

In this policy "you" and "your" refer to the owner of the policy. "We", "us" and "our" refer to Security Life of Denver Insurance Company.

   THIS POLICY IS A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY.
                       THIS IS A NON-PARTICIPATING POLICY.

DEATH BENEFITS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THESE VALUES MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DEATH BENEFITS ARE PAYABLE BY US UPON THE DEATH OF THE INSURED. THERE IS NO MATURITY DATE. FLEXIBLE PREMIUMS ARE PAYABLE BY YOU DURING THE LIFETIME OF THE INSURED UNTIL THE POLICY ANNIVERSARY NEAREST THE INSURED'S 100TH BIRTH DATE.


                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 A Stock Company

        Customer Service Center, P.O. Box 173888, Denver, Colorado 80217
                        Toll Free Number: 1(800) 848-6362



Form 2505 (VUL)-3/00

                                TABLE OF CONTENTS


SCHEDULE.......................................................................5
DEFINITION OF TERMS............................................................6
INSURANCE COVERAGE PROVISIONS..................................................7
       EFFECTIVE DATE OF COVERAGE..............................................7
       BASE DEATH BENEFIT......................................................7
       CHANGE IN REQUESTED INSURANCE COVERAGE..................................8
              REQUESTED INCREASES IN COVERAGE..................................8
              REQUESTED DECREASES IN COVERAGE..................................8
              DEATH BENEFIT OPTION CHANGES.....................................8
       CONTINUATION OF COVERAGE AFTER AGE 100..................................9
       PAYOUT OF PROCEEDS.....................................................10
PREMIUM PROVISIONS............................................................10
       INITIAL PREMIUM ALLOCATION.............................................10
       SUBSEQUENT PREMIUM ALLOCATION..........................................11
       CHANGES TO PREMIUM ALLOCATIONS.........................................11
       SCHEDULED PREMIUMS.....................................................11
       UNSCHEDULED PREMIUMS...................................................11
       NET PREMIUM............................................................11
       PREMIUM LIMITATION.....................................................12
       FAILURE TO PAY PREMIUM.................................................12
SEPARATE ACCOUNT PROVISIONS...................................................12
       THE SEPARATE ACCOUNT...................................................12
       SEPARATE ACCOUNT INVESTMENT OPTIONS....................................12
       CHANGES WITHIN THE SEPARATE ACCOUNT....................................13
GENERAL ACCOUNT PROVISIONS....................................................14
       THE GENERAL ACCOUNT....................................................14
       GUARANTEED INTEREST DIVISION...........................................14
       LOAN DIVISION..........................................................14




Form 2505 (VUL)-3/00
Page 2

TRANSFER PROVISIONS...........................................................14
ACCOUNT VALUE PROVISIONS......................................................14
       ACCOUNT VALUES ON THE INVESTMENT DATE..................................15
       ACCUMULATION UNIT VALUE................................................15
       ACCUMULATION EXPERIENCE FACTOR.........................................15
       ACCOUNT VALUE OF THE INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT........16
       ACCOUNT VALUE OF THE GUARANTEED INTEREST DIVISION......................16
       ACCOUNT VALUE OF THE LOAN DIVISION.....................................17
DEDUCTIONS....................................................................17
       MONTHLY DEDUCTION......................................................17
       DEFERRED SALES LOAD....................................................17
       COST OF INSURANCE......................................................18
LOAN PROVISIONS...............................................................18
       POLICY LOANS...........................................................18
       LOAN INTEREST..........................................................19
       LOAN DIVISION..........................................................19
PARTIAL WITHDRAWAL PROVISIONS.................................................19
SURRENDER PROVISIONS..........................................................20
       SURRENDER VALUE........................................................20
       BASIS OF COMPUTATIONS..................................................20
       FULL SURRENDERS........................................................20
GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS........................21
       GRACE PERIOD...........................................................21
       TERMINATION............................................................21
       REINSTATEMENT..........................................................21
       DEFERRAL OF PAYMENT....................................................22




Form 2505 (VUL)-3/00
Page 3

GENERAL POLICY PROVISIONS.....................................................22
       THE POLICY.............................................................22
       CONTRACT CHANGES.......................................................22
       PROCEDURES.............................................................23
       OWNERSHIP..............................................................23
       BENEFICIARIES..........................................................23
       EXCHANGE RIGHT.........................................................23
       COLLATERAL ASSIGNMENT..................................................23
       INCONTESTABILITY.......................................................24
       MISSTATEMENT OF AGE OR GENDER..........................................24
       SUICIDE EXCLUSION......................................................24
       PERIODIC REPORTS.......................................................24
       ILLUSTRATION OF BENEFITS AND VALUES....................................24
       NONPARTICIPATING.......................................................25
       CUSTOMER SERVICE CENTER................................................25
PAYOUTS OTHER THAN AS ONE SUM.................................................25
       ELECTION...............................................................25
       PAYOUT OPTIONS.........................................................25
       CHANGE AND WITHDRAWAL..................................................26
       EXCESS INTEREST........................................................26
       MINIMUM AMOUNTS........................................................26
       SUPPLEMENTARY POLICY...................................................26
       INCOME PROTECTION......................................................27
       DEATH OF PRIMARY PAYEE.................................................27
       PAYMENTS OTHER THAN MONTHLY............................................27
SETTLEMENT OPTION TABLES......................................................28


ADDITIONAL BENEFITS OR RIDERS, IF ANY, WILL BE LISTED IN THE SCHEDULE. THE ADDITIONAL PROVISIONS WILL BE INSERTED IN THE POLICY.




Form 2505 (VUL)-3/00
Page 4

                                    SCHEDULE

                     (Schedule Effective Date: March 1,2000)

                               POLICY INFORMATION

Policy Number              67000001                    Initial Stated Death Benefit                     $250,000.00
                                                       Adjustable Term Insurance Death Benefit          $500,000.00*
Policy Date                March 1, 2000               Target Death Benefit                             $750,000.00**


Insured                    JOHN DOE                    Additional Benefits:
Issue Age and Gender       35, Male                         Adjustable Term Insurance Rider






Death Benefit Option       OPTION 1                    Scheduled Premium                                $2,000.00 Annually





Definition of Life Insurance Test:           Cash Value Accumulation Test

Coverage will expire if premiums are insufficient to continue coverage. Coverage will also be affected by partial withdrawals, policy loans, changes in the current cost of insurance rates, the actual credited interest rate for the Guaranteed Interest Division and the investment experience of the Separate Account.

*This amount is the amount of adjustable term death benefit on the policy date. This death benefit will vary from time to time, and may depend on your account value. See the rider and policy for details.

**This amount is the target death benefit on the policy date. It may change at the beginning of each policy year. See the schedule and rider for details.


           CUSTOMER SERVICE CENTER:     P.O. BOX 173888, DENVER, COLORADO  80217
                                        TOLL FREE NUMBER 1(800) 848-6362



Form 2505 (VUL)-3/00
Page 5

                             SEGMENT BENEFIT PROFILE

                    (SCHEDULE EFFECTIVE DATE: MARCH 1, 2000)


DESCRIPTION  SEGMENT STATED DEATH   SEGMENT EFFECTIVE DATE  SEGMENT GUIDELINE ANNUAL  SEGMENT TARGET PREMIUM   SEGMENT PREMIUM CLASS
                BENEFIT AMOUNT                                       PREMIUM
------------------------------------------------------------------------------------------------------------------------------------
Segment #1         $250,000             March 1, 2000               $1,445.24                $3,981.00         Standard Non Tobacco







ADDITIONAL BENEFITS:
Adjustable Term Insurance Rider rating is the same as Segment #1



A segment is a block of death benefit coverage. The stated death benefit shown on the schedule page at issue is Segment #1. Additional segments may be added to the policy after issue to increase the death benefit. Each individual segment added to the policy has its own cost of insurance charges and expense loads as shown in the schedule. This is further defined in the Definition section of your policy.




Form 2505 (VUL)-3/00
Page 5A

EXPENSE CHARGES


     A. PREMIUM EXPENSE CHARGE. This charge will equal the sum of a sales load plus a deferred sales load plus a tax charge. See Net Premium provision for details.

           1.  SALES LOAD:    0.50% OF EACH PREMIUM.

           2.  DEFERRED SALES LOAD

           3. FEDERAL DEFERRED ACQUISITION COST TAX CHARGE AND OTHER CHARGES (TAX CHARGE): 4.0% of each premium.

           We reserve the right to increase or decrease the tax charges due to any change in tax laws. We further reserve the right to increase or decrease the tax charge for federal deferred acquisition cost tax due to any change in the cost to us.

     B. MONTHLY EXPENSE CHARGES: The monthly expense charge will equal the following:

         PER POLICY CHARGE:               $12 per month for the first 12 months
                                          $6 per month thereafter




ANNUAL MORTALITY AND EXPENSE RISK CHARGE

         ANNUAL MORTALITY AND EXPENSE RISK CHARGE      0.15% (0.000411% per day)












Form 2505 (VUL)-3/00
Page 5B

POLICYHOLDER TRANSACTION CHARGES

                    Requests for Sales Illustrations:  We reserve the right to charge a $25 fee for each
                                                       policy illustration over
                                                       one illustration per
                                                       policy year.
                      Partial Withdrawal Service Fee:  See below.
                    Other Policy Transaction Charges:  The charges for transfers between divisions of the
                                                       Separate Account or
                                                       between the Guaranteed
                                                       Interest Division and the
                                                       Separate Account
                                                       Divisions; charges for
                                                       allocation changes; and
                                                       charges for other
                                                       Separate Account
                                                       management functions are
                                                       governed by the
                                                       prospectus in effect at
                                                       the time of the
                                                       transaction.
POLICY LOANS

                           Policy Loan Interest Rate:  3.25% per year
  Guaranteed Interest Rate Credited To Loan Division:  3.00% per year
                                 Minimum Loan Amount:  $100
                                 Maximum Loan Amount:  See the Loan Provisions
                                                       section.

PARTIAL WITHDRAWALS

                   Minimum Partial Withdrawal Amount:  $100
                   Maximum Partial Withdrawal Amount:  Amount which will leave
                                                       $500 as the net account
                                                       value
                      Partial Withdrawal Service Fee:  $25
                        Limit On Partial Withdrawals:  One per policy year

GUARANTEED INTEREST DIVISION

   Guaranteed Interest Rate For Guaranteed Interest Division:     3.00% per year









Form 2505 (VUL)-3/00
Page 5C

The policy's base death benefit at any time will be at least equal to the account value times the appropriate factor from this table.
                          DEFINITION OF LIFE INSURANCE
                          CASH VALUE ACCUMULATION TEST
                              DEATH BENEFIT FACTORS

--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
 Insured's Attained      Factor        Insured's        Factor         Insured's        Factor         Insured's         Factor
        Age                           Attained Age                   Attained Age                    Attained Age
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         15                  7.564         40               3.439         65                1.692         90
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         16                  7.335         41               3.330         66                1.654         91
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         17                  7.118         42               3.226         67                1.617         92
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         18                  6.911         43               3.125         68                1.583         93
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         19                  6.713         44               3.028         69                1.550         94
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         20                  6.521         45               2.936         70                1.518         95
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         21                  6.334         46               2.846         71                1.488         96
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         22                  6.150         47               2.761         72                1.459         97
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         23                  5.969         48               2.678         73                1.432         98
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         24                  5.791         49               2.599         74                1.406         99
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         25                  5.615         50               2.522         75                1.382    100 and older
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         26                  5.441         51               2.449         76                1.359
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         27                  5.271         52               2.378         77                1.338
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         28                  5.104         53               2.311         78                1.318
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         29                  4.940         54               2.246         79                1.299
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         30                  4.781         55               2.184         80                1.281
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         31                  4.626         56               2.125         81                1.264
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         32                  4.476         57               2.068         82                1.248
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         33                  4.330         58               2.014         83                1.233
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         34                  4.188         59               1.962         84                1.218
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         35                  4.052         60               1.912         85                1.205
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         36                  3.920         61               1.864         86
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         37                  3.793         62               1.818         87
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         38                  3.670         63               1.774         88
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------
         39                  3.553         64               1.732         89
--------------------- ------------- ----------------- ------------ ------------------ ------------ ------------------ -------------

Form 2505 (VUL)-3/00
Page 5D

                      TABLE OF GUARANTEED RATES-SEGMENT #1
   Guaranteed Maximum Cost of Insurance Rates Per $1000 of Net Amount at Risk
                     (These rates apply to the Base Policy.)

------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
Attained Age   Monthly Cost of   Attained Age   Monthly Cost of   Attained Age   Monthly Cost of   Attained Age    Monthly Cost of
               Insurance Rate                   Insurance Rate                    Insurance Rate                   Insurance Rate
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     15            0.11085            36            0.18670            57            1.04192             78            7.04089
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     16            0.12585            37            0.20004            58            1.13378             79            7.64551
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     17            0.13919            38            0.21505            59            1.23235             80            8.30507
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     18            0.14836            39            0.23255            60            1.34180             81            9.03761
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     19            0.15502            40            0.25173            61            1.46381             82            9.86724
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     20            0.15836            41            0.27424            62            1.60173             83           10.80381
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     21            0.15919            42            0.29675            63            1.75809             84           11.82571
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     22            0.15752            43            0.32260            64            1.93206             85           12.91039
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     23            0.15502            44            0.34929            65            2.12283             86           14.03509
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     24            0.15169            45            0.37931            66            2.32623             87           15.18978
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     25            0.14752            46            0.41017            67            2.54312             88           16.36948
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     26            0.14419            47            0.44353            68            2.77350             89           17.57781
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     27            0.14252            48            0.47856            69            3.02328             90           18.82881
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     28            0.14169            49            0.51777            70            3.30338             91           20.14619
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     29            0.14252            50            0.55948            71            3.62140             92           21.57655
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     30            0.14419            51            0.60870            72            3.98666             93           23.20196
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     31            0.14836            52            0.66377            73            4.40599             94           25.28174
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     32            0.15252            53            0.72636            74            4.87280             95           28.27411
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     33            0.15919            54            0.79730            75            5.37793             96           33.10677
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     34            0.16669            55            0.87326            76            5.91225             97           41.68475
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
     35            0.17586            56            0.95591            77            6.46824             98           58.01259
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------
                                                                                                         99           83.33333
------------ ------------------- ------------ ------------------- ------------ ------------------- ------------ --------------------

The rates shown are for a standard premium class. If the policy is based on a premium class other than standard, the maximum cost of insurance rates will be adjusted using the rating factor shown in the Segment Benefit Profile of the Schedule for the premium class. If the premium class is a stated percentage increase, the maximum cost of insurance rates will be determined by multiplying the rates for a standard premium class shown above by the rating factor show in the Segment Benefit Profile of the Schedule. If the premium class is a flat amount per $1,000, the maximum cost of insurance rates will be determined by adding the flat amount per $1,000 shown in the Segment Benefit Profile of the Schedule to the rate per $1,000 for the standard premium class shown above. The rates shown above are based on the 1980 Commissioners' Standard Ordinary Male Smoker Composite Mortality Table (Male), age nearest birth date.
Form 2505
(VUL)-3/00 Page 5E

                               DEFINITION OF TERMS


ACCOUNT VALUE - The sum of the amounts allocated to the investment options of the Separate Account and to the Guaranteed Interest Division, as well as any amount set aside in the Loan Division to secure a policy loan.

ACCUMULATION UNIT - A unit of measurement used to calculate the account value in each investment option of the Separate Account.

ACCUMULATION UNIT VALUE - The value of an accumulation unit of each investment option of the Separate Account. The accumulation unit value is determined as of each valuation date.

AGE - The policy is issued at the age shown in the Schedule. Each issue age is the age nearest birthday on the policy date.

BASE DEATH BENEFIT - The base death benefit is defined in the Base Death Benefit provision of the policy.

CUSTOMER SERVICE CENTER - Our administrative office whose address is P. O. Box 173888, Denver, CO 80217.

INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT - The investment options available, each of which invests in shares of one of the portfolios.

Five-Day deemed delivery time. Five (5) days from the day we mail you your policy.

GENERAL ACCOUNT - The account that contains all of our assets other than those held in the Separate Account or our other separate accounts.

GUARANTEED INTEREST DIVISION - Part of our General Account to which a portion of the account value may be allocated and which provides guarantees of principal and interest.

INVESTMENT DATE -The first time we allocate funds to your policy. We will allocate the initial net premium to your policy at the end of the valuation period during which the latest of the following requirements is satisfied: 1) we receive the amount of premium required for coverage to begin under the policy;
2) we have approved the policy for issue, and 3) all issue requirements have been met and received in our Customer Service Center.

LOAN DIVISION - Part of our General Account in which funds are set aside to secure any outstanding policy loan and accrued loan interest when due.

MONTHLY PROCESSING DATE - The date each month on which the monthly deductions from the account value are due. The first monthly processing date will be the policy date or the investment date, if later. Subsequent monthly processing dates will be the same date as the policy date each month thereafter. If that date is not a valuation date, monthly processing will use the next calculated accumulation unit value.

NET ACCOUNT VALUE - The amount of the account value minus any policy loan and accrued loan interest. This is the same as your surrender value.

NET PREMIUM - The net premium equals the premium paid minus the premium expense charges shown in the Schedule. These charges are deducted from the premium before the premium is applied to your account value.

PARTIAL WITHDRAWAL - The withdrawal of a portion of your net account value from the policy. The partial withdrawal may reduce the amount of base death benefit in force.

POLICY LOAN - The sum of amounts you have borrowed from your policy, increased by any policy loan interest capitalized when due, and reduced by any policy loan repayments.

RIGHT TO EXAMINE PERIOD - The period of time within which the owner may examine the policy and return it for a refund.

SCHEDULED PREMIUM - The premium amount that you specify on the application as the amount you intend to pay at fixed intervals over a specified period of time. Premiums may be paid on a monthly, quarterly, semiannual, or annual basis, as you determine. You need not pay the scheduled premium and you may change it at any time.

Form 2505 (VUL)-3/00
Page 6

Also, within limits, you may pay less or more than the scheduled premium.

SEGMENT - The stated death benefit shown on the Segment Benefit Profile of the
Schedule is the initial segment, or Segment #1. Each increase in the stated death benefit (other than due to an option change) is a new segment. Each new segment will be shown separately on the Segment Benefit Profile of the Schedule. The first year for a segment begins on the effective date of the segment and ends one year later. Each subsequent year begins at the end of the prior segment year. Each new segment may be subject to a new sales load, new cost of insurance charges and new incontestability and suicide exclusion periods.

STATED DEATH BENEFIT -The sum of the segments under the policy. The stated death benefit changes when there is an increase or a decrease or when a transaction on the policy causes it to change (for example, a partial withdrawal under an Option 1 base death benefit may cause the stated death benefit to change).

TARGET DEATH BENEFIT - The target death benefit for your policy is defined in the Adjustable Term Insurance Rider, if any, attached to the policy.

VALUATION DATE - Each date as of which the net asset value of the shares of the portfolios and unit values of the divisions are determined.

Except for days that a division's corresponding portfolio does not value its shares, a valuation date is any day:
(a) The New York Stock Exchange ("NYSE") is open for trading and on which Security Life's Customer Service Center is open for business; or
(b)  as may be required by law.

VALUATION PERIOD - The period which begins at 4:00 p.m. Eastern Time on a valuation date and ends at 4:00 p.m. Eastern Time on the next succeeding valuation date.







Form 2505 9VUL)-3/00
Page 6a

                          INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE

The policy date shown in the Schedule is the effective date for all coverage provided in the original application. The policy date is the date from which we measure policy years and determine the monthly processing date. The first monthly processing date is the investment date. Future monthly processing dates are the same calendar day of each month as the policy date unless this is not a valuation date in which case the monthly processing date occurs on the next valuation date. A policy anniversary occurs each year on the same month and day as the policy date unless this is not a valuation date in which case the policy anniversary occurs on the next valuation date. The effective date for new segments and additional benefits is shown in the Schedule.

BASE DEATH BENEFIT

The base death benefit will be, at any time, determined as follows:

Option 1: Under Option 1, the base death benefit is the greater of:

          (a)  The stated death benefit; or
          (b) The account value multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

Option 2: Under Option 2, the base death benefit is the greater of:

          (a)  The stated death benefit plus the account value, or
          (b) The account value multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

Option 3: Under Option 3, the base death benefit is the greater of:

          (a)  The stated death benefit plus premiums paid less withdrawals, or
          (b) The account value multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

The stated death benefit and the death benefit option are shown in the Schedule.

This policy is designed to qualify as a life insurance contract under the Internal Revenue Code. All terms and provisions of the policy shall be construed in a manner consistent with that design. The base death benefit in force at any time shall not be less than the amount of insurance necessary to achieve such qualification under the applicable provisions of the Internal Revenue Code in existence at the time the policy is issued. We reserve the right to amend the policy or adjust the amount of insurance when required. We will send you a copy of any policy amendment.



Form 2505 (VUL)-3/00
Page 7

CHANGE IN REQUESTED INSURANCE COVERAGE

You may request that the insurance coverage be increased or decreased. Decreases are not allowed before the first policy anniversary. The change in coverage may not be for an amount less than $1,000. The effective date of the change will be the monthly processing date immediately following the date your written application is approved by us. After any change to the stated death benefit, you will receive an amended Schedule reflecting the change, the benefit under any riders, if applicable, the guaranteed cost of insurance rates, the guideline annual premium and the new target premium.


REQUESTED INCREASES IN COVERAGE

Subject to our limits, you may request an increase in the stated death benefit through attained age 75. An increase will become effective as of the monthly processing date immediately following the date your written application is approved by us. You must provide evidence satisfactory to us that the insured is insurable according to our normal rules of underwriting for the applicable premium class for this type of policy. This evidence will include an application and may include required medical information. An increase will consist of a new segment of stated death benefit . Each new segment will result in a new sales load which will be deducted from the premium allocated to the new segment. A new deferred sales load will be deducted from the premium. The new segment may also be subject to new monthly expense charges, new cost of insurance charges and new incontestability and suicide exclusion periods.


REQUESTED DECREASES IN COVERAGE

After the first policy anniversary, you may request a decrease in the stated death benefit. We will limit the decrease such that, immediately after the requested decrease:

          (a) If there is no adjustable term insurance on the policy, the stated death benefit is at least $50,000.
          (b) If there is adjustable term insurance on the policy, the target death benefit is at least $50,000.

A decrease will be effective as of the monthly processing date immediately following the date your written application is approved by us. A decrease will first reduce Adjustable Term Insurance Rider coverage, if attached to your policy, and will then reduce each of the stated death benefit segments in the same proportion as the stated death benefit is reduced.

DEATH BENEFIT OPTION CHANGES

Beginning with the first monthly processing date and ending with the policy anniversary nearest the insured's 100th birth date, you may request to change the death benefit option. This change will be effective as of the monthly processing date next following approval. A death benefit option change applies to the entire stated death benefit. We may not allow any change if it would reduce the target death benefit below the minimum we require to issue this policy at the time of reduction. Death benefit option changes from Option 1 to Option 3, from Option 2 to Option 3 and from Option 3 to Option 2 are not allowed. After the effective date of the change, the stated death benefit will be changed according to the following table:




Form 2505 (JTVUL)-8/99
Page 8

   OPTION     CHANGE
    FROM        TO        STATED DEATH BENEFIT FOLLOWING THE OPTION CHANGE EQUALS:

  Option 1    Option 2    Stated death benefit prior to such change minus your account value as of the effective date of the change.
  Option 2    Option 1    Stated death benefit prior to such change plus your account value as of the effective date of the change.
  Option 3    Option 1    Stated death benefit prior to such change plus the sum of the premiums paid minus partial withdrawals taken as of the effective date of the change.

To determine the segment stated death benefit after an option change, your account value will be allocated to each segment in the same proportion that segment bears to the stated death benefit as of the effective date of the change.


CONTINUATION OF COVERAGE AFTER AGE 100

If the policy is in force on the policy anniversary nearest the insured's 100th birth date, the policy will continue pursuant to the terms of the policy. On this date, the following will occur:

   (a) The target death benefit on the policy anniversary nearest the insured's 100th birth date will then become the stated death benefit for the policy and any remaining death benefit in force under the Adjustable Term Insurance Rider will terminate.
   (b) All other riders attached to the policy also will terminate.
   (c) The portion of your account value invested in the investment options of the Separate Account will be transferred into the Guaranteed Interest Division and no further investment in the Separate Account will be allowed.
   (d) If the death benefit option in force on the policy is Option 2 or Option 3, the policy will be converted to death benefit Option 1 in accordance with the procedures outlined in the Death Benefit Option Changes provision of the policy. No further changes will be allowed to the death benefit option.

After the policy anniversary nearest the insured's 100th birth date, no further premiums will be accepted and no monthly deductions will be made. However, a one-time administrative fee of $200 will be charged against the policy's account value. We will continue to credit interest to the account value in the Guaranteed Interest Division. Policy loans and withdrawals continue to be available. Any existing policy loan will continue. Policy loan interest will continue to accrue. Payments on policy loans and policy loan interest will be accepted. The policy will enter the 61-day grace period if the surrender value is zero or less.

If you do not want coverage to continue past the policy anniversary nearest the insured's 100th birth date, the policy may be surrendered at that time, or earlier.






Form 2505 (VUL)-3/00

PAYOUT OF PROCEEDS

Proceeds refer to the amount we will pay:

   a)  upon surrender of the policy; or
   b)  upon the death of the insured.

The proceeds upon surrender of this policy will be the net account value. The amount of proceeds payable upon the death of the insured will be the base death benefit in effect on the date of death, plus any amounts payable from any additional benefits provided by rider, minus any outstanding policy loan including accrued but unpaid interest, minus any unpaid monthly deductions incurred prior to the date of death. The calculation of the death proceeds will be computed as of the date of the insured's death.

We will determine the amount of proceeds payable upon the death of the insured when we have received due proof of death and any other information which is necessary to process the claim. Any proceeds we pay are subject to adjustments as provided in the Misstatement of Age or Gender, Suicide Exclusion and Incontestability provisions.

We will pay proceeds in one sum unless you request an alternate form of payment. There are many possible methods of payment. The available payout options are described in the Payouts Other Than As One Sum provision. Contact us or your registered representative for additional information. Interest will be paid on the one sum death proceeds from the date of death to the date of payment, or until a payout option is selected. Interest will be at the rate we declare, or at any higher rate required by law.


                               PREMIUM PROVISIONS


INITIAL PREMIUM ALLOCATION

If the 5-day deemed delivery time plus your right to examine period have not ended on the investment date, net premium amounts designated for allocation to investment options of the Separate Account will be allocated on the investment date to the Money Market Division and any net premium amount designated for allocation to the Guaranteed Interest Division will be allocated to that division. Any additional net premium amounts received after the investment date and before the end of the 5-day deemed delivery time plus your right to examine period will be allocated in the same manner as the initial net premium, at the end of the valuation period during which we receive the premium at our Customer Service Center. On the valuation date immediately following the end of the 5-day deemed delivery time plus your right to examine period, the balance of the amount in the Money Market Division will be transferred to other investment options of the Separate Account according to your allocation instructions. The amounts allocated to the Guaranteed Interest Division will remain in that division.

If the 5-day deemed delivery time plus your right to examine period has ended on the investment date, initial net premium amounts will be allocated on the investment date to investment options of the Separate Account and/or to the Guaranteed Interest Division in accordance with your allocation instructions.

Form 2505 (JTVUL)-8/99

SUBSEQUENT PREMIUM ALLOCATIONS

After the initial premium allocation, all future scheduled and unscheduled premiums will be allocated to the investment options of the Separate Account in accordance with your allocation instructions. This allocation will occur at the end of the valuation period during which we receive the premium at our Customer Service Center.

CHANGES TO PREMIUM ALLOCATIONS

You may change your premium allocation in accordance with instructions included in your annual policy prospectus. If the change causes a premium allocation charge to be incurred according to the Schedule, we will deduct a charge from the investment options of the Separate Account and from the Guaranteed Interest Division as described in the prospectus in effect at the time of the transaction.

SCHEDULED PREMIUMS

The scheduled premium as shown in the Schedule may be paid while this policy is in force prior to the policy anniversary nearest the insured's 100th birth date. You may increase or decrease the amount of the scheduled premium, subject to limits we may set and provisions in the Premium Limitation section. Under conditions provided in the Grace Period provision, you may be required to make premium payments to keep the policy in force. You may pay premiums on a monthly basis through an automated payment facility. All payment modes are subject to our minimum requirements for the payment mode selected.

UNSCHEDULED PREMIUMS

You may make unscheduled premium payments at any time the policy is in force prior to the policy anniversary nearest the insured's 100th birth date, subject to the Premium Limitation section. Unless you tell us otherwise, these premium payments will first be applied to reduce or pay off any existing policy loan and, as such, premium expense charges will not be deducted.

NET PREMIUM

The net premium equals the premium paid minus the premium expense charge shown in the Schedule. The premium expense charge is the sales load plus the tax charge. The tax charge is the applicable tax percentage times the premium.

To determine the sales load, we multiply the applicable percentage sales load times the premium allocated to the segment. There is a different percentage sales load for the allocated premium that is below the segment target premium than for the allocated premium that is above that segment target premium. The








Form 2505 (JTVUL)-8/99
applicable percentage sales load also depends on the segment year the premium is received. Each premium received is allocated to the existing segments. (If there is only one segment the entire premium is allocated to that segment.) Premiums are allocated in the same proportion that the target premium of each segment bears to the sum of the target premiums of all segments.

The Schedule shows: (1) the target premium for each segment; (2) the percentage sales loads; (3) the deferred sales load; and (4) the tax percentage.

PREMIUM LIMITATION

We will refund any premium that causes your policy not to qualify as a life insurance policy under the Internal Revenue Code. No premium may be paid after the death of the insured. No premium may be paid after the policy anniversary nearest the insured's 100th birth date.

FAILURE TO PAY PREMIUM

If you stop paying premiums prior to the policy anniversary nearest the insured's 100th birth date, your coverage may lapse. See your Grace Period provision for details.


                           SEPARATE ACCOUNT PROVISIONS


THE SEPARATE ACCOUNT

The Separate Account is an account established by us, pursuant to the laws of the State of Colorado, to separate the assets funding the benefits for the class of policies to which this policy belongs from the other assets of Security Life of Denver Insurance Company.

The Separate Account is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to income, gains or losses of our General Account. The assets of the Separate Account are our property but are separate from our General Account and our other Separate Accounts. That portion of the assets of the Separate Account which is equal to the reserves and other policy liabilities with respect to the Separate Account is not chargeable with liabilities arising out of any other business we may conduct or subject to creditor claims against us.


SEPARATE ACCOUNT INVESTMENT OPTIONS

The Separate Account is divided into investment options, each of which invests in a fund portfolio designed to meet the objectives of the investment option. The current eligible investment options are shown in your annual policy prospectus. We may, from time to time, add additional investment options. If we do, you may be permitted to select from these other divisions subject to the terms and conditions we may impose on those allocations.





Form 2505 (VUL)-3/00

We reserve the right to limit the number of divisions in which you may invest over the life of the policy. This limit, if any, will be listed in the updated policy prospectus provided to you each year.

CHANGES WITHIN THE SEPARATE ACCOUNT

When permitted by law, and subject to any required notice to you and approval of the Securities and Exchange Commission ("SEC"), state regulatory authorities or policy owners, we may from time to time make the following changes to the Separate Account:

     o Make additional investment options available. These investment options will invest in portfolios we find suitable for the policy.

     o Eliminate investment options from the Separate Account or combine 2 or more investment options.

     o Substitute a new portfolio for the portfolio in which a investment option invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the policy. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions. This may also happen if the portfolio is no longer available for investment, or for some other reason, such as a declining asset base.

     o Transfer assets of the Separate Account, which we determine to be associated with the class of policies to which your policy belongs, to another Separate Account.

     o Withdraw the Separate Account from registration under the Investment Company Act of 1940.

     o Operate the Separate Account as a management investment company under the Investment Company Act of 1940.

     o Invest one or more investment option in a mutual fund other than, or in addition to, the portfolios.

     o     Discontinue the sale of policies.

     o Terminate any employer or plan trustee agreement with us pursuant to its terms.

     o     Restrict or eliminate any voting rights as to the Separate Account.

     o Make any changes required by the Investment Company Act of 1940 or the rules or regulations thereunder.








Form 2505 (VUL)-3/00

                           GENERAL ACCOUNT PROVISIONS



THE GENERAL ACCOUNT

The General Account holds all of our assets other than those held in the Separate Account or our other separate accounts. The Guaranteed Interest Division is a part of our General Account.


GUARANTEED INTEREST DIVISION

The Guaranteed Interest Division is another division to which you may allocate premiums or make transfers. The account value of the Guaranteed Interest Division is equal to amounts allocated to this division plus any earned interest minus deductions taken from this division. Interest is credited at the guaranteed rate shown in the schedule or may be credited at a higher rate. Any higher rate is guaranteed to be in effect for at least a 12-month period.


LOAN DIVISION

The Loan Division is the account that is set aside to secure the policy loan, if any. See the Loan Provisions section for information.


                               TRANSFER PROVISIONS

After the initial premium allocation and until the policy anniversary nearest the insured's 100th birth date, your account value in each division may be transferred to any other investment option of the Separate Account or to the Guaranteed Interest Division upon your request. One transfer from the Guaranteed Interest Division into the variable divisions may be made during the first 30 days of each policy year. Additional limitations, requirements and charges for transfers will be listed in and governed by your annual policy prospectus in effect at the time of the transfer. We reserve the right to modify these limitations, requirements and charges from time to time. On the policy anniversary nearest the insured's 100th birth date, your account value in each investment option of the Separate Account will be transferred into the Guaranteed Interest Division and no further transfers will be allowed.


                            ACCOUNT VALUE PROVISIONS

The account value is the sum of the current amounts allocated to the investment options of the Separate Account and to the Guaranteed Interest Division plus your balance in the Loan Division.




Form 2505 (VUL)-3/00

The account value is based on the premiums paid, policy and rider charges assessed, loans and withdrawals taken, monthly deductions, premium expense charges, transaction charges, and the investment experience or credited interest of the divisions to which your account value is allocated.

Your net account value is equal to your account value minus any policy loan and accrued but unpaid loan interest.

ACCOUNT VALUES ON THE INVESTMENT DATE

The account value of each investment option of the Separate Account and the Guaranteed Interest Division as of the investment date is equal to:

     a)    The allocation to that division of the first net premium paid; minus
     b) The portion of any monthly deductions allocated to that division due on the investment date.

ACCUMULATION UNIT VALUE

The investment experience of an investment option of the Separate Account is determined as of each valuation date. We use an accumulation unit value to measure the experience of each of the Separate Account investment options during a valuation period. We generally set the accumulation unit value at $10 when each investment option is opened. The accumulation unit value for a valuation date equals the accumulation unit value for the preceding valuation date multiplied by the accumulation experience factor defined below for the valuation period ending on the valuation date.

The number of units for a given transaction related to an investment option of the Separate Account as of a valuation date is determined by dividing the dollar value of that transaction by that division's accumulation unit value for that date.

ACCUMULATION EXPERIENCE FACTOR

For each investment option of the Separate Account, the accumulation experience factor reflects the investment experience of the portfolio in which that option invests and the charges assessed against that investment option for a valuation period. The accumulation experience factor is calculated as follows:
     a) The net asset value of the portfolio in which that investment option invests as of the end of the current valuation period; plus
     b) The amount of any dividend or capital gains distribution declared and reinvested in the portfolio in which that investment option invests during the current valuation period; minus
     c)    A charge for taxes, if any.
     d) The result of (a), (b) and (c) is then divided by the net asset value of the portfolio in which that investment option invests as of the end of the preceding valuation period.
     e) The daily equivalent of the annual mortality and expense risk charge shown in the Schedule for each day in the current valuation period is then subtracted from the result obtained in (d).




Form 2505 (VUL)-3/00

ACCOUNT VALUE OF THE INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT

On subsequent valuation dates after the investment date, your account value of each investment options of the Separate Account is calculated as follows:

     a) The number of accumulation units in an investment option as of the beginning of the current valuation period multiplied by that option's accumulation unit value for the current valuation period; plus
     b) Any additional net premiums allocated to that investment option during the current valuation period; plus
     c) Any account value transferred to or minus any account value transferred from the Separate Account during the current valuation period (including the applicable portion of any transfer fee); minus
     d) Any partial withdrawals allocated to the investment option and any applicable withdrawal service fees which are allocated to the Separate Account during the current valuation period; plus
     e) Any amounts released from the Loan Division as a result of a loan or loan interest payment, or minus amounts transferred to the Loan Division as a result of any loans which are allocated to the Variable Division during the current valuation period; minus
     f) The portion of the monthly deduction allocated to the Separate Account, if a monthly processing date occurs during the current valuation period; minus
     g)    The deferred sales load, if any.


ACCOUNT VALUE OF THE GUARANTEED INTEREST DIVISION

On valuation dates after the investment date, your account value of the Guaranteed Interest Division is calculated as follows:

     a) The account value of the Guaranteed Interest Division at the end of the preceding valuation period plus interest at the declared rate credited during the current valuation period; plus
     b) Any additional net premiums allocated to the Guaranteed Interest Division plus interest credited to these premiums during the current valuation period; plus
     c) Any account value transferred to or minus any account value transferred from the Guaranteed Interest Division during the current valuation period (including the applicable portion of any transfer fee); minus
     d) Any partial withdrawals taken and any applicable withdrawal service fees which are allocated to the Guaranteed Interest Division during the current valuation period; plus
     e) Any amounts released from the Loan Division as a result of a loan or loan interest payment, or minus amounts transferred to the Loan Division as a result of any loans which are allocated to the Guaranteed Interest Division during the current valuation period; minus
     f) The portion of the monthly deduction allocated to the Guaranteed Interest Division, if a monthly processing date occurs during the current valuation period; minus
     g)    The deferred sales load, if any.






Form 2505 (VUL)-3/00
Page 16

ACCOUNT VALUE OF THE LOAN DIVISION

On valuation dates after the investment date, your account value of the Loan Division is equal to:

     a)    The account value of the Loan Division on the prior valuation date;
           plus
     b) Any interest credited to the Loan Division during the valuation period; plus
     c) An amount equal to any additional loans since the prior valuation date; minus
     d)    Any loan repayments, including payment of loan interest; plus
     e) The amount of accrued loan interest if the valuation date is a policy anniversary; minus
     f) The amount of interest credited to the Loan Division during the year if the valuation date is a policy anniversary.

On policy anniversaries, any amount of interest credited to the Loan Division during the year is transferred from the Loan Division to the Separate Account and Guaranteed Interest Division according to your premium allocation then in effect.



                                   DEDUCTIONS

MONTHLY DEDUCTION

The monthly deduction is equal to:

     a)    The cost of insurance charges for this policy; plus
     b) The monthly charges for any other additional benefits provided by riders in force under the policy; plus
     c)    The monthly expense charges shown in the Schedule; plus
     d) The policyholder transaction charges as described in the Schedule as applicable.

The monthly deductions are allocated to the divisions of the Separate Account and Guaranteed Interest Division as described in the prospectus in effect at the time of the transaction. This deduction is taken from your account value as of the monthly processing date. These deductions will display in periodic reports that we send you at least once per policy year. After the policy anniversary nearest the insured's 100th birth date no further monthly deductions will be made, except policy transaction charges incurred after this date.

DEFERRED SALES LOAD

The deferred sales load will be deducted annually on each policy anniversary. It is calculated based on a percentage of premiums paid in prior policy years up to the target premium.





Form 2505 (VUL)-3/00
Page 17

COST OF INSURANCE

The cost of insurance for the policy is the sum of the cost of insurance for all segments. A segment's cost of insurance is the cost of insurance rate for the premium class for the segment multiplied by the net amount at risk allocated to the segment. It is determined on a monthly basis.

The net amount at risk is (a) minus (b) where:

     a) Is the base death benefit for all segments as of the monthly processing date after the monthly deductions (other than cost of insurance charges for the base death benefit, and any Adjustable Term Insurance Rider), divided by the result of 1 plus the monthly equivalent of the guaranteed interest rate for the Guaranteed Interest Division as shown in the Schedule; and

     b) Is your account value as of the monthly processing date after the monthly deductions (other than the cost of insurance charges for the base death benefit and any Adjustable Term Insurance Rider).

The net amount at risk will be allocated to a segment in the same proportion as that segment's stated death benefit bears to the sum of the stated death benefits for all segments.

The cost of insurance rate for each segment will be determined by us from time to time. Different rates will apply to each segment. They will be based on the age of the insured as of the effective date of segment coverage, the duration since the coverage began and the segment premium class. Any change in rates will apply to all individuals of the same premium class and whose policies have been in effect for the same length of time. The rates will never exceed those rates shown in the Table of Guaranteed Rates for the segment as adjusted for any rating. These tables are in the Schedule.



                                 LOAN PROVISIONS

POLICY LOANS

You may obtain a policy loan on or after the first monthly processing date. The maximum amount you may borrow at any time equals the net account value on the date of the loan request less all monthly deductions to the next policy anniversary, or 13 monthly deductions if you take a loan within the 30 day period before your next policy anniversary. The policy loan is a first lien on your policy. The minimum amount you may borrow is shown in the Schedule. The outstanding policy loan amount is equal to the loan amount as of the beginning of the policy year plus new loans and minus loan repayments, plus accrued interest.

LOAN INTEREST

The annual policy loan interest rate is shown in the Schedule. If a loan is made, interest is due and payable at the end of the policy year. Thereafter, interest on the loan amount is due annually at the end of each policy year until the loan is repaid. If interest is not paid when due, it is added to the policy loan.

If the policy loan amount and any accrued interest equals or exceeds the account value, a premium sufficient to keep this policy in force must be paid as provided in the Grace Period provision.


Form 2505 (VUL)-3/00
Page 18

LOAN DIVISION

When a policy loan is taken or when interest is not paid in cash when due, an amount equal to the loan or unpaid loan interest respectively, is transferred from the investment options of the Separate Account and the Guaranteed Interest Division to the Loan Division to secure the loan. This amount will be deducted from the investment options of the Separate Account and the Guaranteed Interest Division in the same proportion that your account value in each investment option bears to your net account value as of the date the transfer is effective unless otherwise specified in your instructions to us. Your account value in the Loan Division will be credited with interest at the interest rate for the Loan Division shown in the Schedule.

When a loan repayment is made, an amount equal to the repayment is transferred from the Loan Division to the Guaranteed Interest Division and the investment options of the Separate Account in the same proportion as your current premium allocation unless you request a different allocation in writing.


                          PARTIAL WITHDRAWAL PROVISIONS

You may apply for a partial withdrawal from your account value on any monthly processing date after the first policy anniversary by writing to us at our Customer Service Center. The minimum and maximum partial withdrawal amounts are shown in the Schedule. When a partial withdrawal is made, the amount of the withdrawal plus a service fee is deducted from your account value. The amount of the service fee is shown in the Schedule. We limit the number of partial withdrawals in a policy year. This number is shown in the Schedule.

The stated death benefit is reduced by the amount of the partial withdrawal unless one of the following exceptions applies.

      The stated death benefit is not reduced by a partial withdrawal taken when the base death benefit has been increased to qualify your policy as life insurance under the Internal Revenue Code and the amount withdrawn is not greater than that which reduces your account value to the level which no longer requires the base death benefit to be increased for Internal Revenue Code purposes.

      For a policy under an Option 1 death benefit, the stated death benefit is not reduced by a partial withdrawal:
           a)   If no more than 15 years have elapsed since the policy date;
           b)   If the insured is not yet age 81; and
           c) If the partial withdrawal taken is less than the greater of 10% of your account value or 5% of the stated death benefit, calculated immediately before the partial withdrawal. Any additional amount withdrawn reduces your stated death benefit by that additional amount.

For a policy under an Option 2 death benefit, a partial withdrawal does not reduce your stated death benefit.

For a policy under an Option 3 death benefit, a partial withdrawal reduces your stated death benefit by any amount of the partial withdrawal in excess of premiums paid, less prior withdrawals, to the date of the partial withdrawal.

Any reduction in death benefit or account value will occur as of the date the partial withdrawal occurs.

We will limit the amount of the partial withdrawal such that, immediately after the requested withdrawal:

Form 2505 (VUL)-3/00
Page 19

     a) If there is no adjustable term insurance on the policy, the stated death benefit is at least $50,000.
     b) If there is adjustable term insurance on the policy, the target death benefit is at least $50,000.

You may specify how much of the withdrawal you wish taken from each investment option of the Separate Account or from the Guaranteed Interest Division. You may not withdraw from the Guaranteed Interest Division more than the total withdrawal times the ratio of your account value in the Guaranteed Interest Division to your net account value immediately prior to the withdrawal. Unless you indicate otherwise, we will make the withdrawal from the amounts in the Guaranteed Interest Division and the investment options of the Separate Account in the same proportion that your account value in each investment option bears to your net account value immediately prior to the withdrawal. The withdrawal service fee deducted from your account value is deducted from each Variable Division and the Guaranteed Interest Division as described in the prospectus in effect at the time of the transaction.

We may send you a new Schedule to reflect the effect of the withdrawal if there is any change to the stated death benefit. We may ask you to return your policy to our Customer Service Center to make this change. The withdrawal and the reductions in death benefits will be effective as of the valuation date after we receive your request.


                              SURRENDER PROVISIONS



SURRENDER VALUE

The surrender value on any date will be your account value minus any policy loan including accrued but unpaid loan interest.

BASIS OF COMPUTATIONS

The surrender value under the policy is not less than the minimum required as of the policy date by the state in which your policy was delivered. A detailed statement of the method of computation of policy values under the policy has been filed with the insurance department of the state in which the policy was delivered, if required.

FULL SURRENDERS

You may surrender your policy after the Right to Examine Period or at any time during the lifetime of the insured and receive the surrender value. We will compute the surrender value as of the next valuation date after we receive both your request and the policy at our Customer Service Center. This policy will be canceled as of the date we receive your request, and there will be no further benefits under this policy. Once you surrender this policy, it cannot be reinstated.




Form 2505 (VUL)-3/00

             GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS



GRACE PERIOD

If the net account value is zero or less on a monthly processing date, the policy will enter a 61-day grace period:

We will give you a 61-day grace period from this monthly processing date to make the required premium payment. The required premium payment then due must be paid to keep the policy in force. If this amount is not received in full by the end of the grace period, the policy will lapse without value. The required premium payment will be equal to past due charges plus an amount we expect to be sufficient to keep the policy and any riders in force for 2 months following receipt of the required premium payment. If we receive at least the required premium payment during the grace period, we will apply the net premium payment to the policy and make deductions for the past due amounts.

Notice of the amount of the required premium payment will be mailed to you or any assignee at the last known address at least 30 days before the end of the grace period. If the insured dies during the grace period, we will deduct any overdue monthly charges from the death proceeds of the policy.

TERMINATION

All coverage provided by this policy will end as of the earliest of:

     a)    The date the policy is surrendered;
     b)    The date of the death of the insured; or
     c) The date the grace period ends without payment of the required premium.

REINSTATEMENT

The policy and its riders may be reinstated within five years after the beginning of the grace period. The reinstatement will be effective as of the monthly processing date on or next following the date we approve your written application.

We will reinstate the policy and any riders if the following conditions are met:

     a)    You have not surrendered the policy for its surrender value;
     b) You submit evidence satisfactory to us that the insured and those insured under any riders are still insurable according to our normal rules of underwriting for the applicable underwriting class for this type of policy; and
     c) We receive payment of the amount of premium sufficient to keep the policy and any riders in force from the beginning of the grace period to the end of the expired grace period and for 2 months after the date of reinstatement. We will let you know, at the time you request reinstatement, the amount of premium needed for this purpose.




Form 2505 (VUL)-3/00
Page 21

We will reinstate any policy loan, with accrued loan interest to the end of the grace period, which existed when coverage ended.

Upon reinstatement, the net premium received minus past due amounts will be allocated to the investment options of the Separate Account and the Guaranteed Interest Division according to the premium allocation percentages in effect at the start of the grace period or as directed by you in writing at the time of reinstatement.

DEFERRAL OF PAYMENT

Requests for transfers, withdrawals, policy loans or payment of proceeds for a full surrender will be mailed within 7 days of receipt of the request in a form acceptable to us. However, we may postpone the processing of any such Separate Account transactions for any of the following reasons:

     a) The New York Stock Exchange (NYSE) is closed, other than customary weekend and holiday closings.
     b) Trading on the NYSE is restricted by the Securities and Exchange Commission (SEC).
     c) The SEC declares that an emergency exists as a result of which disposal of securities in the Separate Account is not reasonably practicable to determine your account value in the divisions.
     d) A governmental body having jurisdiction over the Separate Account by order permits such suspension.

Rules and regulations of the SEC, if any, are applicable and will govern as to whether conditions described in (b), (c), or (d) exist.

Death proceeds will be paid within 7 days of determination of the proceeds and are not subject to deferment. We may defer for up to 6 months payment of any surrender proceeds, withdrawal or loan amounts from the Guaranteed Interest Division.


                            GENERAL POLICY PROVISIONS

THE POLICY

The policy, including the original application and applications for any increases, decreases, riders, endorsements, any Schedule pages, and any reinstatement applications make up the entire contract between you and us. A copy of the original application will be attached to the policy at issue or at delivery. A copy of any application as well as a new Schedule will be attached or furnished to you for attachment to the policy at the time of any change in coverage. In the absence of fraud, all statements made in any application will be considered representations and not warranties. No statement will be used to deny a claim unless it is in an application.

CONTRACT CHANGES

All changes made by us must be signed by our president or an officer and by our secretary or assistant secretary. No other persons can change any of this policy's terms and conditions.




Form 2505 (VUL)-3/00
Page 22

PROCEDURES

We must receive any election, designation, assignment or any other change request you make in writing, except those specified on the application. It must be in a form acceptable to us. We may require a return of the policy for any change or for a full surrender. We are not liable for any action we take before we receive and record the written request at our Customer Service Center.

In the event of the death of the insured, please notify us, or our agent, as soon as possible. Upon notification to us, or our agent, instructions will be sent to you or the beneficiary immediately. We may require proof of age and a certified copy of the death certificate. We may require the beneficiary and next of kin to sign authorizations as part of due proof. These authorization forms allow us to obtain information about the decedent, including, but not limited to, medical records of physicians and hospitals used by the decedent. Settlement will be made upon receipt of due proof of death.

OWNERSHIP

The original owner is the person or entity named as the owner in the application. You, as the owner, can exercise all rights and receive the benefits until the death of the insured. This includes the right to change the owner, beneficiaries, and methods for the payment of proceeds. All rights of the owner are subject to the rights of any assignee and any irrevocable beneficiary.

You may name a new owner by sending written notice to us. The effective date of the change to the new owner will be the date you sign the notice. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center.

BENEFICIARIES

The primary beneficiary surviving the insured will receive any death proceeds which become payable. Surviving contingent beneficiaries are paid death proceeds only if no primary beneficiary has survived the insured. If more than one beneficiary in a class survives the insured, they will share the death proceeds equally, unless your designation provides otherwise. If there is no designated beneficiary surviving, you or your estate will be paid the death proceeds. The beneficiary designation will be on file with us or at a location designated by us. Until the death of the insured, you may name a new beneficiary. The effective date of the change will be the date the request was signed. We will pay proceeds to the most recent beneficiary designation on file. We will not be subject to multiple payments.

EXCHANGE RIGHT

If, for any reason, within the first 2 policy years you want to exchange this policy for a policy in which values do not vary with the investment experience of the Separate Account, we will exchange this policy. The exchange will be implemented by transferring your account value in all the Divisions of the Separate Account to the Guaranteed Interest Division and removing your future right to choose to allocate funds to the Divisions of the Separate Account. This transfer will not be subject to the excess transfer charge. We will require a return of this policy before this change will be processed.

COLLATERAL ASSIGNMENT

You may assign this policy as collateral security by written notice to us. Once it is recorded with us, the rights of the owner and beneficiary are subject to the assignment. It is your responsibility to make sure the assignment is valid.



Form 2505 (VUL)-3/00
Page 23

INCONTESTABILITY

After this policy has been in force during the insured's life from the policy date, we will not contest the statements in the application attached at issue.

After this policy has been in force during the insured's life from the effective date of any new segment or from the effective date of an increase in any other benefit, we will not contest the statements in the application for the new segment or other increase.

After this policy has been in force while the insured is alive for 2 years from the effective date of any reinstatement, we will not contest the statements in the application for such reinstatement.

MISSTATEMENT OF AGE OR GENDER

If the insured's age or gender has been misstated, the death benefit will be adjusted. The death benefit will be that which the cost of insurance, which was deducted from your Account Value on the last monthly processing date prior to the insured's death, would have purchased for the insured's correct age and gender. If the death benefit adjustment is made prior to death, the adjusted benefit will be to an equitable amount determined by us. This adjustment will reflect the death benefit for the correct age or gender.

SUICIDE EXCLUSION

If the insured commits suicide, while sane or insane, within 2 years of the policy date, we will make a limited payment to the beneficiary. We will pay in one sum the amount of all premiums paid to us during that time, minus any outstanding policy loan (including accrued but unpaid interest) and partial withdrawals. Coverage under the policy and all riders will then terminate.

If the insured commits suicide, while sane or insane, within 2 years of the effective date of a new segment or of an increase in any other benefit, we will make a limited payment to the beneficiary for the new segment or other increase. This payment will equal the cost of insurance and any applicable monthly expense charges deducted for such increase. Coverage under that segment will then terminate.

PERIODIC REPORTS

We will send you, without charge, at least once each year a report that shows the current account value, cash surrender value and premiums paid since the last report. The report will also show the allocation of your account value as of the date of the report and the amounts added to or deducted from your account value of each division since the last report. The report will include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

ILLUSTRATION OF BENEFITS AND VALUES

We will send you, upon written request, a hypothetical illustration of future death benefits and account values. This illustration will include the information as required by the laws or regulations where this policy is delivered. If you request more than one illustration during a policy year, we reserve the right to charge a reasonable fee for each additional illustration. The maximum amount of this fee is shown in the Schedule.





Form 2505 (VUL)-3/00
Page 24

NONPARTICIPATING

The policy does not participate in our surplus earnings.

CUSTOMER SERVICE CENTER

Our Customer Service Center is at the address shown in the Schedule. Unless you are otherwise notified:

     a) All requests and payments should be sent to us at our Customer Service Center; and
     b) All transactions are effective as of the valuation date the required information is received at our Customer Service Center.


                          PAYOUTS OTHER THAN AS ONE SUM

ELECTION

During the insured's lifetime, you may elect to have the beneficiary receive the proceeds other than in one sum. If you have not made an election, the beneficiary may do so within 60 days after we receive due proof satisfactory to us of the insured's death. You may also elect to take the net cash surrender value of the policy upon its surrender other than in one sum. Satisfactory written request must be received at our Customer Service Center before payment can be made. A payee that is not a natural person may not be named without our consent. The various methods of settlement are described in the following Payout Options section.

PAYOUT OPTIONS

     OPTION I. PAYOUTS FOR A DESIGNATED PERIOD. Payouts will be made in annual, semi-annual, quarterly or monthly installments per year as elected for a designated period, which may be 5 to 30 years. The installment dollar amounts will be equal except for any excess interest as described below. The amount of the first monthly payout for each $1,000 of account value applied is shown in Settlement Option Table I.

     OPTION II. LIFE INCOME WITH PAYOUTS FOR A DESIGNATED PERIOD. Payouts will be made in annual, semi-annual, quarterly or monthly installments per year throughout the payee's lifetime, or if longer, for a period of 5, 10, 15 or 20 years as elected. The installment dollar amounts will be equal except for any excess interest as described below. The amount of the first monthly payout for each $1,000 of account value applied is shown in Settlement Option Table II. This option is available only for ages shown in the table.

     Payouts for Payout Option II will be determined by using the 1983 Individual Annuity Mortality Table for the appropriate gender at 3 1/2% interest.

     OPTION III. HOLD AT INTEREST. Amounts may be left on deposit with us to be paid upon the death of the payee or at any earlier date elected. Interest on any unpaid balance will be at the rate declared by us or at any higher rate required by law. Interest may be accumulated or paid in 1, 2, 4, or 12 installments per year, as elected. Money may not be left on deposit for more than 30 years.



Form 2505 (VUL)-3/00
Page 25

     OPTION IV. PAYOUTS OF A DESIGNATED AMOUNT. Payouts will be made until proceeds, together with interest which will be at the rate declared by us or at any higher rate required by law, are exhausted. Payouts will be made in annual, semi-annual, quarterly or monthly equal installments per year, as elected.

     OPTION V. OTHER. Settlement may be made in any other manner as agreed upon in writing between you (or the beneficiary) and us.


CHANGE AND WITHDRAWAL

You may change an election at any time before the death of the insured. If you have given the beneficiary the right to make changes or withdrawals, or if the beneficiary has elected the option, the beneficiary (as primary payee) may take the actions below.

     a) Changes may be made from Payout Options I, III, and IV to another option.
     b) Full withdrawals may be made under Payout Option III or IV. Partial withdrawals of not less than $300 may be made under Payout Option III.
     c) Remaining installments under Payout Option I may be commuted at 3 1/2% interest and received in one sum.
     d)    Changes in any contingent payee designation may be made.

A written request must be sent to our Customer Service Center in writing to make a change or withdrawal. We also may require that you send in the supplementary policy. We may defer payment of commuted and withdrawable amounts for a period up to 6 months.

EXCESS INTEREST

If we declare that Payout Options are to be credited with an interest rate above that guaranteed, it will apply to Payout Options I, II, III, and IV. The crediting of excess interest for one period does not guarantee the higher rate for other periods. Any declared interest rate will be in effect for at least 12 months.

MINIMUM AMOUNTS

The minimum amount which may be applied under any option is $2,000. If the payments to the payee are ever less than $20, we may change the frequency of payments so as to result in payments of at least that amount.

SUPPLEMENTARY POLICY

When a payout option becomes effective, the policy will be surrendered in exchange for a supplementary policy. It will provide for the manner of settlement and rights of the payees. The supplementary policy's effective date will be the date of death or the date of other settlement. The first payment under Options I, II, and IV will be payable as of the effective date. The first interest payment under Option III will be made as of the end of the interest payment period elected. Subsequent payments will be made in accordance with the frequency of payment elected. The supplementary policy may not be assigned or payments made to another without our consent.





Form 2505 (VUL)-3/00
Page 26

INCOME PROTECTION

Unless otherwise provided in the election, a payee does not have the right to commute, transfer or encumber amounts held or installments to become payable. To the extent provided by law, the proceeds, amount retained, and installments are not subject to any payee's debts, policies, or engagements.

DEATH OF PRIMARY PAYEE

Upon the primary payee's death, any payments certain under Option I or II, interest payments under Option III, or payments under Option IV will be continued to the contingent payee; or, amounts may be released in one sum if permitted by the policy. The final payee will be the estate of the last to die of the primary payee and any contingent payee.

PAYMENTS OTHER THAN MONTHLY

The tables that follow show monthly installments for Options I and II. To arrive at annual, semiannual, or quarterly payments, multiply the appropriate figures by 11.813, 5.957 or 2.991 respectively. Factors for other periods certain or for other options that may be provided by mutual agreement will be provided upon reasonable request.
























Form 2505 (VUL)-3/00
Page 27

                            SETTLEMENT OPTION TABLES


                            SETTLEMENT OPTION TABLE I

                          (Per $1,000 of Net Proceeds)

---------------------- ---------------- ------------------- -----------------
       No. of              Monthly            No. of            Monthly
    Years Payable       Installments      Years Payable       Installments
---------------------- ---------------- ------------------- -----------------
          1                 $84.65              16                6.76
---------------------- ---------------- ------------------- -----------------
          2                  43.05              17                6.47
---------------------- ---------------- ------------------- -----------------
          3                  29.19              18                6.20
---------------------- ---------------- ------------------- -----------------
          4                  22.27              19                5.97
---------------------- ---------------- ------------------- -----------------
          5                  18.12              20                5.75
---------------------- ---------------- ------------------- -----------------

---------------------- ---------------- ------------------- -----------------
          6                  15.35              21                5.56
---------------------- ---------------- ------------------- -----------------
          7                  13.38              22                5.39
---------------------- ---------------- ------------------- -----------------
          8                  11.90              23                5.24
---------------------- ---------------- ------------------- -----------------
          9                  10.75              24                5.09
---------------------- ---------------- ------------------- -----------------
         10                   9.83              25                4.96
---------------------- ---------------- ------------------- -----------------

---------------------- ---------------- ------------------- -----------------
         11                   9.09              26                4.84
---------------------- ---------------- ------------------- -----------------
         12                   8.46              27                4.73
---------------------- ---------------- ------------------- -----------------
         13                   7.94              28                4.63
---------------------- ---------------- ------------------- -----------------
         14                   7.49              29                4.53
---------------------- ---------------- ------------------- -----------------
         15                   7.10              30                4.45
---------------------- ---------------- ------------------- -----------------












Form 2505 (VUL)-3/00
Page 28

                           SETTLEMENT OPTION TABLE II
                                     FEMALE


                          ( Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
 Age of Payee Nearest               Monthly                Age of Payee Nearest                         Monthly
Birth date When First             Installment             Birth date When First                       Installments
Installment is Payable                                    Installment is Payable
------------------------------------------------------------------------------------------------------------------------------------

                       5 Years 10 Years 15 Years 20 Years                         5 Years      10 Years       15 Years      20 Years
        Female         Certain Certain  Certain  Certain         Female           Certain       Certain       Certain        Certain
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          15            3.19     3.19     3.19     3.19             41              3.76         3.76           3.75          3.73
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          16            3.20     3.20     3.20     3.20             42              3.80         3.80           3.78          3.77
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          17            3.22     3.22     3.21     3.21             43              3.84         3.84           3.82          3.81
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          18            3.23     3.23     3.23     3.23             44              3.88         3.88           3.86          3.84
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          19            3.24     3.24     3.24     3.24             45              3.93         3.92           3.91          3.88
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          20            3.26     3.26     3.26     3.25             46              3.98         3.97           3.95          3.92
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          21            3.27     3.27     3.27     3.27             47              4.03         4.02           4.00          3.97
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          22            3.29     3.29     3.29     3.28             48              4.08         4.07           4.05          4.01
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          23            3.31     3.30     3.30     3.30             49              4.13         4.12           4.10          4.06
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          24            3.32     3.32     3.32     3.32             50              4.19         4.18           4.15          4.11
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          25            3.34     3.34     3.34     3.33             51              4.25         4.24           4.21          4.16
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          26            3.36     3.36     3.35     3.35             52              4.32         4.30           4.26          4.21
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          27            3.38     3.38     3.37     3.37             53              4.38         4.36           4.33          4.27
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          28            3.40     3.40     3.39     3.39             54              4.46         4.43           4.39          4.32
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          29            3.42     3.42     3.41     3.41             55              4.53         4.51           4.46          4.38
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          30            3.44     3.44     3.43     3.43             56              4.61         4.58           4.53          4.44
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          31            3.46     3.46     3.46     3.45             57              4.70         4.66           4.60          4.51
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          32            3.49     3.48     3.48     3.48             58              4.79         4.75           4.68          4.57
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          33            3.51     3.51     3.51     3.50             59              4.88         4.84           4.76          4.64
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          34            3.54     3.54     3.53     3.52             60              4.99         4.93           4.84          4.70
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          35            3.57     3.56     3.56     3.55             61              5.09         5.03           4.93          4.77
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          36            3.60     3.59     3.59     3.58             62              5.21         5.14           5.02          4.84
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          37            3.63     3.62     3.62     3.61             63              5.33         5.25           5.12          4.91
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          38            3.66     3.65     3.65     3.64             64              5.46         5.37           5.21          4.98
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          39            3.69     3.69     3.68     3.67             65              5.60         5.50           5.31          5.05
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------
          40            3.73     3.72     3.71     3.70             66              5.75         5.63           5.42          5.12
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ------------- ----------


Form 2505 (VUL)-3/00
Page 29

                        SETTLEMENT OPTION TABLE II/FEMALE
                                   (Continued)

                          ( Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
 Age of Payee Nearest              Monthly                  Age of Payee Nearest                     Monthly
Birth date When First            Installment               Birth date When First                   Installments
Installment is Payable                                     Installment is Payable
------------------------------------------------------------------------------------------------------------------------------------

                       5 Years 10 Years 15 Years 20 Years                         5 Years      10 Years       15 Years   20 Years
        Female         Certain Certain  Certain  Certain         Female           Certain       Certain       Certain     Certain
---------------------- ------- -------- -------- --------- ---------------------- ----------- -------------- ---------- -----------
          67             5.91    5.77     5.53     5.19             92               14.45          9.61        7.09         5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          68             6.08    5.91     5.63     5.25             93               14.81          9.66        7.10         5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          69             6.26    6.07     5.74     5.32             94               15.16          9.70        7.10         5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          70             6.46    6.23     5.86     5.37             95               15.49          9.73        7.10         5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          71             6.67    6.40     5.97     5.43             96               15.80          9.76        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          72             6.89    6.58     6.08     5.48             97               16.11          9.79        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          73             7.13    6.76     6.18     5.52             98               16.40          9.80        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          74             7.39    6.95     6.29     5.57             99               16.68          9.82        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          75             7.67    7.14     6.39     5.60             100              16.95          9.82        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          76             7.96    7.34     6.48     5.63             101              17.20          9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          77             8.28    7.54     6.57     5.66             102              17.43          9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          78             8.61    7.74     6.65     5.68             103              17.62          9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          79             8.97    7.94     6.72     5.70             104              17.78          9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          80             9.34    8.13     6.79     5.71             105              17.91          9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          81             9.73    8.32     6.84     5.72             106              18.00
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          82            10.14    8.50     6.89     5.73             107              18.06
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          83            10.57    8.67     6.94     5.74             108              18.09
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          84            11.01    8.83     6.97     5.74             109              18.11
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          85            11.46    8.97     7.00     5.75             110              18.11
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          86            11.91    9.10     7.02     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          87            12.36    9.22     7.04     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          88            12.81    9.32     7.06     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          89            13.25    9.41     7.07     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          90            13.67    9.48     7.08     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------
          91            14.07    9.55     7.09     5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ------------- ----------- ------------





Form 2505 (VUL)-3/00
Page 30

                           SETTLEMENT OPTION TABLE II
                                      MALE

                          ( Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
 Age of Payee Nearest              Monthly                  Age of Payee Nearest                      Monthly
Birth date When First            Installment               Birth date When First                    Installments
Installment is Payable                                     Installment is Payable
------------------------------------------------------------------------------------------------------------------------------------

                       5 Years 10 Years 15 Years 20 Years                         5 Years      10 Years       15 Years   20 Years
         Male          Certain Certain  Certain  Certain          Male            Certain       Certain       Certain     Certain
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          15            3.28     3.28      3.27    3.27            41               4.01         4.00           3.97       3.94
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          16            3.29     3.29      3.29    3.28            42               4.06         4.04           4.01       3.98
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          17            3.31     3.31      3.30    3.30            43               4.11         4.09           4.06       4.02
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          18            3.32     3.32      3.32    3.32            44               4.16         4.14           4.11       4.06
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          19            3.34     3.34      3.34    3.33            45               4.22         4.20           4.16       4.11
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          20            3.36     3.36      3.35    3.35            46               4.28         4.25           4.21       4.16
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          21            3.38     3.38      3.37    3.37            47               4.34         4.31           4.27       4.21
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          22            3.40     3.40      3.39    3.39            48               4.41         4.38           4.33       4.26
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          23            3.42     3.42      3.41    3.41            49               4.48         4.44           4.39       4.31
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          24            3.44     3.44      3.43    3.43            50               4.55         4.51           4.45      4.36
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          25            3.46     3.46      3.45    3.45            51               4.62         4.58           4.52       4.42
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          26            3.49     3.48      3.48    3.47            52               4.70         4.66           4.58       4.48
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          27            3.51     3.51      3.50    3.49            53               4.79         4.74           4.65       4.54
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          28            3.54     3.53      3.53    3.52            54               4.88         4.82           4.73       4.60
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          29            3.56     3.56      3.55    3.54            55               4.97         4.91           4.80       4.66
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          30            3.59     3.59      3.58    3.57            56               5.07         5.00           4.88       4.72
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          31            3.62     3.62      3.61    3.60            57               5.17         5.10           4.97       4.78
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          32            3.65     3.65      3.64    3.62            58               5.29         5.20           5.05       4.85
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          33            3.68     3.68      3.67    3.65            59               5.41         5.31           5.14       4.91
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          34            3.72     3.71      3.70    3.68            60               5.53         5.42           5.23       4.97
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          35            3.75     3.75      3.73    3.72            61               5.67         5.54           5.33       5.04
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          36            3.79     3.78      3.77    3.75            62               5.81         5.67           5.42       5.10
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          37            3.83     3.82      3.81    3.78            63               5.97         5.80           5.52       5.16
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          38            3.87     3.86      3.85    3.82            64               6.13         5.94           5.62       5.22
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          39            3.92     3.90      3.89    3.86            65               6.31         6.08           5.72       5.28
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------
          40            3.96     3.95      3.93    3.90
---------------------- ------- -------- -------- -------- ---------------------- ----------- -------------- ---------- -------------



Form 2505 (VUL)-3/00
Page 31

                         SETTLEMENT OPTION TABLE II/MALE
                                   (Continued)


                          (Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
 Age of Payee Nearest              Monthly                  Age of Payee Nearest                    Monthly
Birth date When First            Installment               Birth date When First                  Installments
Installment is Payable                                     Installment is Payable
------------------------------------------------------------------------------------------------------------------------------------

                       5 Years 10 Years 15 Years 20 Years                         5 Years      10 Years      15 Years   20 Years
         Male          Certain Certain  Certain  Certain          Male            Certain       Certain      Certain     Certain
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          66             6.49    6.23     5.82      5.33           91                14.64        9.64        7.09          5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          67             6.69    6.38     5.92      5.38           92                15.00        9.68        7.10          5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          68             6.90    6.54     6.02      5.43           93                15.34        9.72        7.10          5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          69             7.12    6.71     6.12      5.48           94                15.68        9.75        7.10          5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          70             7.35    6.87     6.21      5.52           95                16.00        9.78        7.10          5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          71             7.60    7.05     6.30      5.55           96                16.30        9.80        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          72             7.86    7.22     6.39      5.59           97                16.59        9.81        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          73             8.13    7.40     6.47      5.62           98                16.86        9.82        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          74             8.42    7.57     6.55      5.64           99                17.11        9.83        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          75             8.72    7.75     6.62      5.66           100               17.33        9.83        7.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          76             9.04    7.92     6.69      5.68           101               17.53        9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          77             9.37    8.09     6.75      5.70           102               17.69        9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          78             9.72    8.26     6.81      5.71           103               17.82        9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          79            10.08    8.42     6.86      5.72           104               17.92        9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          80            10.44    8.57     6.90      5.73           105               18.00        9.83
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          81            10.82    8.71     6.94      5.74           106               18.05
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          82            11.21    8.85     6.97      5.74           107               18.08
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          83            11.59    8.97     7.00      5.75           108               18.10
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          84            11.99    9.09     7.02      5.75           109               18.11
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          85            12.38    9.20     7.04      5.75           110               18.11
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          86            12.76    9.29     7.05      5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          87            13.15    9.38     7.07      5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          88            13.53    9.46     7.08      5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          89            13.91    9.53     7.08      5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------
          90            14.28    9.59     7.09      5.75
---------------------- ------- -------- -------- --------- ---------------------- ----------- ----------- ----------- -------------



Form 2505 (VUL)-3/00
Page 32

   THIS POLICY IS A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
                       THIS IS A NON-PARTICIPATING POLICY



DEATH BENEFITS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THESE VALUES MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DEATH BENEFITS ARE PAYABLE BY US UPON THE DEATH OF THE INSURED. THERE IS NO MATURITY DATE. FLEXIBLE PREMIUMS ARE PAYABLE BY YOU DURING THE LIFETIME OF THE INSURED UNTIL THE POLICY ANNIVERSARY NEAREST THE INSURED'S 100TH BIRTH DATE.







               TO OBTAIN INFORMATION OR MAKE A COMPLAINT, CONTACT
                  SECURITY LIFE OF DENVER INSURANCE COMPANY AT:

                             Customer Service Center
                                P. O. Box 173888
                             Denver, Colorado 80217

                        Toll Free Number: 1(800)848-6362









                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 A Stock Company






Form 2505 (VUL)-3/00